Exhibit 10.1

SUNRISE SENIOR LIVING, INC.

RESTRUCTURE TERM SHEET

     This binding term sheet (the “Restructure Term Sheet”) dated as of this 22nd day of October, 2009 (the “Term Sheet Effective Date”) sets forth certain definitive terms and conditions upon which the parties hereto shall fully and finally compromise all claims and liabilities (collectively, “Claims”) under (a) certain unsecured Operating Deficit Guarantees (“ODAs”), debt, guarantee, income support, funding obligations, rebalancing claims, participant claims, undertakings or other contractual arrangements (collectively, the “ODAs and Financial Obligations”) of various borrowers or obligors, including Sunrise Senior Living, Inc. (“Sunrise”) and certain of its affiliates, and direct and indirect subsidiaries, which are not incorporated or formed in Germany (collectively, including Sunrise, the “Obligors”) and (b) all unsecured deficiency claims, liabilities and obligations of or against the Obligors under the ODAs and Financial Obligations. It is understood and agreed that no release of Collateral or German Collateral or any on-going obligation of the Obligors or any other party under the Designated Loan Documents to pledge, assign or preserve Collateral or German Collateral is being given by the Lenders hereunder; provided, however, that the Obligors’ financial obligations to operate, preserve, maintain or market for sale the German Collateral as more fully set forth in Section 3 herein shall not extend beyond December 31, 2010. The holders of such Claims from time to time are referred to as “Lenders”. Except as otherwise set forth herein, nothing herein shall be deemed to affect, modify or satisfy any other claims or obligations due and owing by the Obligors to Lenders. For the avoidance of doubt, (a) the Claims include only those obligations arising under the loan documents and agreements set forth on Schedule A (collectively, the “Designated Loan Documents”); and (b) the German Borrowers (as defined herein) are not included within the definition of Obligors herein. The Lenders are listed on Schedule B, together with (i) the amount of the Claims of each such Lender to be satisfied herein (“Designated Claims”), (ii) the ratable share of each such Lender’s Designated Claims expressed as a percentage (“Ratable Share”) of the total of all Designated Claims of all such Lenders, (iii) the amount that is each Lender’s Ratable Share of the total Collateral Value (as defined herein) (the “Ratable Share Amount”); and (iv) the guaranteed minimum distribution payable to each Lender which is 80% (or such higher percentage following a Settlement Share Increase as defined herein) of such Lender’s Ratable Share Amount (the “Guaranteed Minimum Distribution”); provided that Sunrise may at any time prior to the Restructure Effective Date (as defined herein) (but no earlier than seven (7) business days from the Term Sheet Effective Date) delete any Lender that has not executed the Restructure Term Sheet as of the date of such deletion from Schedule B, with any such deletion from Schedule B resulting in an increased Ratable Share and Ratable Share Amount for all remaining Electing Lenders. Such Designated Claims, Ratable Share, Ratable Share Amount and Guaranteed Minimum Distribution have been agreed to in good faith by Obligors and Lenders as of the date hereof.

     Each of the Electing Lenders (as defined herein) shall execute a declaration (the “Electing Lenders Declaration”) in favor of all other Electing Lenders in the form attached hereto as Exhibit A representing and warranting that the amount of such Electing Lender’s Designated Claim is a good-faith estimate of the Designated Claim that such Electing Lender is legally entitled to recover from Sunrise in accordance with the terms and conditions of the loan documents and

RESTRUCTURE TERM SHEET

agreements to which the respective Electing Lender, Obligors and, if applicable German Borrowers, are a party. Except as otherwise set forth herein, or as may otherwise be agreed in writing by Sunrise and the Electing Lenders acting unanimously, there will be no change, modification or dilution of any Designated Claim, Ratable Share, Ratable Share Amount or Guaranteed Minimum Distribution of any Lender as set forth on Schedule B as of the date hereof. Notwithstanding a Non-Electing Lender’s (as defined herein) ability to become an Electing Lender during the Non-Electing Lender Settlement Period (as defined herein), the Ratable Shares and Ratable Share Amount of the Electing Lenders as set forth on Schedule B shall not be diminished or reduced; provided that for the avoidance of doubt all Ratable Shares and Ratable Share Amount of the Electing Lenders set forth on Schedule B shall be deemed set and final as of the Restructure Effective Date (as defined herein) and such Ratable Share and Ratable Share Amount shall remain unchanged unless such Ratable Share and Ratable Share Amount is increased to the Adjusted Ratable Share (as defined herein). No Lenders other than those listed on Schedule B shall participate in the Restructure Transaction (as defined herein) without the prior written consent of Sunrise and all of the Electing Lenders. The amount of the Designated Claim held by any Electing Lender set forth on Schedule B shall be final and has been determined in good faith as of the date hereof in accordance with the terms set forth in the loan documents evidencing, referring or relating to the respective Designated Claims existing as of the date hereof. Subject to the foregoing, other than as expressly set forth herein, after the date hereof: (a) Obligors shall not provide to any Electing Lender, nor shall any Electing Lender have or receive, (i) an increased Designated Claim amount, (ii) additional distribution or payment on any Designated Claim, or (iii) a pledge of any additional collateral to secure any Designated Claim; and (b) Obligors shall not execute or enter into any loan document, agreement or other documentation with any Electing Lender with respect to the Designated Claims (whether written or verbal), except, to the extent appropriate, any extension of an existing standstill agreement between any Electing Lender and the applicable Obligors and/or German Borrowers.

        The closing of the transactions contemplated by the Restructure Term Sheet (“Restructure Transaction”) shall occur as soon as reasonably possible after the satisfaction of the BofA Condition but in no event later than forty (40) days after the satisfaction of the BofA Condition unless extended at the request of Electing Lenders executing this Restructure Term Sheet (which have not disavowed or repudiated this Restructure Term Sheet or the Restructure Documents) holding at least two-thirds of the Ratable Share Amounts of all such Electing Lenders, in such Electing Lenders’ sole and absolute discretion (such date, the “Restructure Effective Date”). Sunrise shall notify the Electing Lenders in writing of the satisfaction of the BofA Condition within three (3) business day of such satisfaction. In the event that the Electing Lenders have not received written notice from Sunrise that the BofA Condition is satisfied on or prior to the twentieth (20th) day following the date of this Restructure Term Sheet, as the same may be extended for not more than 60 days at the request of Electing Lenders executing this Restructure Term Sheet (which have not disavowed or repudiated this Restructure Term Sheet or the Restructure Documents) holding at least two-thirds of the Ratable Share Amounts of all such Electing Lenders, in such Electing Lenders’ sole and absolute discretion (the date that the Electing Lenders are notified of the satisfaction of the BofA Condition being referred to herein as the “BofA Effective Date”), this Restructure Term Sheet shall terminate and the parties to this Restructure Term Sheet shall have no further obligation to enter into the Restructure Transaction. Each Lender executing this Restructure Term Sheet or otherwise electing to participate in the Restructure Transaction (an “Electing Lender”) and the Obligors shall on or prior to the Restructure Effective Date execute and deliver the Restructure Agreement (as defined herein) and all other definitive transaction documentation, including, without limitation, the Lenders Release and Discharge, the Collateral

RESTRUCTURE TERM SHEET

Trust Agreement, the Restructure Notes, the Sunrise Undertaking (as all such capitalized terms are defined herein), mortgages, security agreements and other documents and instruments contemplated by this Restructure Term Sheet (collectively, the “Restructure Documents”). The Ratable Share Amount (or where applicable, the Ratable Share of any distributions in respect thereof) and the benefit of the Guaranteed Minimum Distribution related thereto (collectively, “Interests”) of any Lender that does not execute this Restructure Term Sheet or otherwise elect to participate in the Restructure Agreement on or before the Restructure Effective Date (each a “Non-Electing Lender”, and each of its Interests, the “Non-Electing Lender’s Share”), shall be held by the Collateral Trustee and pledged to the Electing Lenders to secure the timely payment to the Electing Lenders of the payments due hereunder, including, without limitation, their respective Guaranteed Minimum Distribution, for a period of twelve (12) months following the Restructure Effective Date, but shall be subject to use by Sunrise to settle or compromise the Claims of any Non-Electing Lender (the “Non-Electing Lender Settlement Period”). During the Non-Electing Lender Settlement Period, Sunrise shall permit any Non-Electing Lender to become an Electing Lender by executing the Electing Lenders Declaration, the Restructure Documents and any other documents or instruments necessary or appropriate to become Electing Lenders with obligations, rights and remedies commensurate to the existing Electing Lenders.

        At the conclusion of the Non-Electing Lender Settlement Period, (i) all remaining Non-Electing Lender’s Shares not otherwise used to settle Non-Electing Lender Claims (the “Unused Non-Electing Lender Shares”) shall be allocated to the Electing Lenders pro rata in accordance with each Electing Lender’s Adjusted Ratable Share of the Collateral (each Electing Lender’s “Adjusted Ratable Share” being the Ratable Share of such Electing Lender’s Designated Claim as a percentage of the total of all Designated Claims of all Electing Lenders) and the Non-Electing Lenders shall have no right to said Collateral, or any Ratable Share or Adjusted Ratable Share of said Collateral and (ii) any monetary distribution made on account of a Non-Electing Lender’s Share and held by the Collateral Trustee shall be distributed to the Electing Lenders on account of the Electing Lender’s Adjusted Ratable Share of said Collateral. For the avoidance of doubt, in no event shall any Electing Lender be entitled to receive for any reason whatsoever any increase in its Ratable Share or to receive any Adjusted Ratable Share, on account of or by reason of a reallocation of the Ratable Share of any other Electing Lender, including, without limitation, by reason of any such other Electing Lender taking any action to repudiate or otherwise disavow any of such other Electing Lender’s obligations under the Restructure Term Sheet or the Restructure Documents. Any monetary distributions made to an Electing Lender at the conclusion of the Non-Electing Lender Settlement Period on account of the Unused Non-Electing Lender Shares shall be applied as a credit against the Guaranteed Minimum Distribution in respect of such Electing Lender.

        This Restructure Term Sheet is intended to be a binding term sheet enforceable against the parties hereto pursuant to its terms. The parties to this Restructure Term Sheet agree to promptly and diligently draft, negotiate and finalize in good faith mutually satisfactory definitive documentation, including, without limitation, the Restructure Documents, and provide to Electing Lenders the Collateral Closing Deliverables (as defined herein) no later than the Restructure Effective Date, in each case that are consistent with the terms of this Restructure Term Sheet, provided, that, on the BofA Effective Date (or any later date designated by the Electing Lenders), Obligors shall execute, deliver and cause to be recorded or filed with the appropriate governmental authority, the Short Form Mortgages (as defined herein) and shall deliver to Electing Lenders the Sunrise Common Stock (as defined herein) as further set forth below. Such definitive documentation shall be on the following principal terms and shall include without limitation,

RESTRUCTURE TERM SHEET

conditions, representations, covenants and other terms (including, without limitation local practice requirements in connection with the security documents) customarily included in secured restructure and workout agreements, mortgages, notes, security agreements, financing statements, collateral trust agreements and other documentation contemplated by the Restructure Term Sheet, which such provisions will be consistent with the principal terms set forth herein.

1. Lender Relief Provided:	The Electing Lenders agree to, and upon the satisfaction of
conditions included herein, including with out limitation,
delivery of the Collateral and the Restructure Documents, the
Electing Lenders shall, unconditionally and absolutely
terminate, release and discharge, subject only to the Unwind
Procedures set forth herein (“Lenders Release and
Discharge”) the Obligors and their officers and directors from all liability (if any) in respect of all Designated Claims, which
Designated Claims shall include all presently unsecured
obligations and liabilities whatsoever (current, future,
contingent or otherwise) of the Obligors and their officers and directors now or hereafter arising under all ODAs and
Financial Obligations expressly listed on Schedule A, in
exchange for granting to the Electing Lenders (or to the
Collateral Trustee on behalf thereof) (i) the Security Interests
(as defined herein), (ii) the right to share in the proceeds of the
Collateral according to their respective Ratable Share or
Adjusted Ratable Share, as the case may be, (iii) if applicable, such Electing Lenders’ Guaranteed Minimum Distribution, (iv)
if applicable, such Electing Lenders’ Ratable Share of the
Sunrise Common Stock and (v) if applicable, the Settlement
Share Increase (as all such capitalized terms are defined herein, collectively, the “Restructure Consideration”).

As part of the Restructure Transaction, Obligors shall agree to unconditionally and absolutely terminate, release and discharge
(“Obligors Release and Discharge”) the Electing Lenders and
their officers and directors from all liability (if any) whatsoever
(current, future, contingent or otherwise) subject to the terms and conditions set forth herein.

2. Obligors’ Recourse:	Notwithstanding anything herein to the contrary, Obligors shall remain liable to Electing Lenders and indemnify and hold
Electing Lenders harmless for all losses, claims, damages and liabilities incurred or suffered by Electing Lenders, including without limitation seizure, forfeiture or loss of all or any part of the Collateral or German Collateral (as defined herein),
resulting from the following acts or omissions of Obligors
and/or German Borrowers occurring after the Term Sheet
Effective Date only as to the Collateral and German Collateral
(the “Obligors Recourse Liability”): (i) fraud, (ii) material misrepresentations, (iii) misapplication or misappropriation of

RESTRUCTURE TERM SHEET

any funds due to Electing Lenders, (iv) damage to or loss of all or any part of the Collateral or the German Collateral as a
result of intentional waste, gross negligence or willful
misconduct by Obligors or German Borrowers or their agents,
affiliates, owners, employees or principals, (v) violation of the
Obligors’ agreement to cause the German Borrowers to
maintain and use the German Collateral in accordance with the requirements set forth in Section 3 herein, (vi) violation of the
Obligors’ maintenance and use of the Collateral obligations set forth in Section 9 herein, and (vii) criminal acts of Obligors or
German Borrowers or their agents, affiliates, owners,
employees or principals, as such Obligors Recourse Liability arises in connection with (a) the Restructure Documents and/or the Collateral, (b) any sale of the Collateral and/or the German
Collateral, (c) the Reaffirmation Agreement (as defined
herein), (d) the German Lenders’ Loan Documents (as defined
herein), (e) any financial statement or other material certificate, report or document furnished or withheld by the Obligors or
German Borrowers, or (f) any amounts due to the Electing
Lenders.

3. German Collateral:	Notwithstanding anything herein to the contrary, all proceeds (including any deposits made by a potential purchaser of the
German Collateral that Sunrise, or any of Sunrise’s affiliates, retains pursuant to the terms of any disposition agreement,
deposit agreement or similar agreement) received by Sunrise
and its affiliates less the actual, reasonable and customary third party closing costs (including, without limitation, all actual broker fees, but specifically excluding all transfer taxes and fees and expenses of counsel) (the “German Collateral
Proceeds”), from the future sale of all collateral located in
Germany securing various loan obligations (collectively, the
“German Collateral”), which loan obligations (collectively,
the “German Loans”) due and owing by certain affiliates,
direct and indirect subsidiaries of Sunrise (collectively, the
“German Borrowers”) to certain of the Electing Lenders
(collectively, the “German Lenders”) shall be additional
consideration to the German Lenders and shall not be part of the Collateral or the Collateral Trust (as defined herein) and will not be transferred to the Collateral Trust, but will be liquidated and distributed to the applicable German Lender
which holds such German Collateral.

Sunrise shall use commercially reasonable efforts to sell the
German Collateral, whether collectively or by separate
property sale (the “German Collateral Sale”), subject to the provisions of the Restructure Term Sheet and the Restructure
Documents. Until such time as the German Collateral Sale is

RESTRUCTURE TERM SHEET

closed and the German Collateral Proceeds have been paid to
the respective German Lenders, each respective German
Lender’s security interests, mortgages, encumbrances, deeds, claims and other interests in the German Collateral shall
remain in full force and effect and nothing set forth in this
Restructure Term Sheet, the Restructure Agreement, or any
other document executed in connection therewith shall in any manner constitute a waiver, release, modification or
relinquishment by the German Lenders of their respective
rights and interest in all German Collateral as described in the respective loan documents and agreements by and among
German Lenders, Obligors and German Borrowers or any of
them relating to the German Loans (collectively, the “German
Lenders’ Loan Documents”), which such German Lenders’
Loan Documents shall remain in full force and effect
unaffected by the Restructure Transaction and which German
Lenders’ Loan Documents shall govern such German Loans,
German Collateral and German Collateral Proceeds.

Unless otherwise agreed between Sunrise and a German
Lender in respect of that German Lender’s portion of the
German Collateral only, Sunrise shall continue to market the
German Collateral for sale and cause the German Borrowers to operate, preserve and maintain the German Collateral through
December 31, 2010. Absent further agreement in writing
between Sunrise and any German Lenders with respect to such
German Lender’s portion of the German Collateral or
implementation of the Unwind Procedures, Obligors shall have no financial obligation hereunder to operate, preserve, maintain or market for sale such German Collateral after December 31,
2010.

In consideration of the German Borrowers’ obligation to
distribute the German Collateral Proceeds to the German
Lenders, in the event that the German Borrowers enter into a bona fide agreement for a German Collateral Sale and if
required pursuant to the terms of such agreement, the German
Lenders party hereto as Electing Lenders undertake to enter
into such release agreements on terms satisfactory to such
Electing Lenders (the “German Release Agreements”);
provided, that as a condition precedent to entering into such release agreements and in consideration thereof, Sunrise and the German Borrowers shall (i) execute and deliver to the German Lenders a reaffirmation agreement (the)
“Reaffirmation Agreement”) substantially in the form of
Exhibit B attached hereto pursuant to which Sunrise will affirm
(x) its obligations under the Restructure Agreement and (y) as part of such obligations, the Designated Claims as restructured

RESTRUCTURE TERM SHEET

herein and the German Borrowers will affirm the remaining
obligations owed to each German Lender under the respective
German Lenders’ Loan Documents (after credit for the
anticipated proceeds from the German Collateral Sales) in the context of any anticipated assignment and (ii) cause the
delivery by legal counsel for Sunrise (reasonably acceptable to the German Lenders) of a legal opinion as to the due
authorization of Sunrise and the German Borrowers and the
enforceability of such Reaffirmation Agreement to the German
Lenders who are Electing Lenders in form reasonably
acceptable to such German Lenders.

In the event that any German Collateral Sale fails to close on or before December 31, 2009, the German Lenders that are
Electing Lenders which hold such unsold German Collateral
shall have the amount of their Designated Claims increased in the amount of all expenses, scheduled amortization payments, interest, default interest and penalties that accrue under the respective German Loans calculated through and including
December 31, 2010 (the “Adjusted Designated Claim”). The
increase to the Adjusted Designated Claims shall cause an
adjustment of all of the Ratable Shares of the total Collateral
Value.

4. Sale and Realization of	In exchange for the Lenders Release and Discharge, and the
Collateral:	other terms and conditions herein, and in order to secure the obligations under the Restructure Term Sheet, the payment of the Guaranteed Minimum Distribution and any other amounts
due and owing to the Electing Lenders under this Restructure
Term Sheet, the Obligors and Electing Lenders promptly and
diligently shall negotiate in good faith and on or prior to the
Restructure Effective Date, finalize and execute a restructure agreement incorporating the terms and conditions set forth
herein (the “Restructure Agreement”), together with all other definitive transaction documentation in form reasonably
satisfactory to the Electing Lenders necessary to implement the
Restructure Transaction as provided herein. Sunrise shall
execute and deliver promissory notes, in form reasonably
satisfactory to the Electing Lenders, in favor of each Electing
Lender in the amount of such Electing Lender’s Ratable Share
Amount (the “Restructure Notes”). The payment of the
Restructure Notes shall be secured by a valid, binding,
enforceable and perfected first lien and security interests in and to the collateral identified on Schedule C (the “Collateral”)
pursuant to certain mortgages and deeds of trust, (collectively, the “Short Form Mortgages”) on all real property (it being
understood that the Short Form Mortgages that will be
recorded on or around the BofA Effective Date will be

RESTRUCTURE TERM SHEET

amended and restated with definitive terms and conditions on or prior to the Restructure Effective Date), security
agreements, pledges, financing statements, bank accounts, and other collateral comprising the Collateral, which will be
recorded or filed, as applicable, at Obligors’ sole expense
(collectively, “Security Interests”) to be held by a collateral trustee for the benefit of the Electing Lenders (the “Collateral
Trust”), which Restructure Notes shall be non-recourse to
Sunrise except for the pledge of the Security Interests in the
Collateral, the Guaranteed Minimum Distribution, the Excess
Collateral Proceeds (as defined herein) (if any, which such
Excess Collateral Proceeds shall be paid under the Restructure
Notes up to the Lender’s Ratable Share Amount, with any
additional Excess Collateral Proceeds in excess of the
Restructure Note paid in accordance with the Sunrise
Undertaking), and the Obligors Recourse Liability
(collectively, the “Note Recourse Obligations”). Upon
Sunrise’s payment in full or deemed satisfaction (by virtue of
(x) payment of such Lender’s Guaranteed Minimum
Distribution or (y) payment of all proceeds received from the sale of the Collateral to the Electing Lenders and transfer of the remaining Collateral to the Electing Lenders) of the
Restructure Notes, the Restructure Notes shall be discharged and cancelled.

In addition to the Restructure Notes, Sunrise shall execute and deliver to each Electing Lender the Sunrise Undertaking (as
described below).

The trustee of the Collateral Trust shall be a trustee or other third party having experience with commercial real estate,
including income producing property (“Collateral Trustee”).
The Collateral Trustee shall be selected by consent of the
Obligors and Electing Lenders and may be an affiliate of an
Electing Lender. The Electing Lenders shall be responsible for paying all fees and expenses (if any) of the Collateral Trustee.
All documentation related to the legal organization,
establishment and administration of the Collateral Trust
(collectively, the “Collateral Trust Agreement”), Security
Interests and the monetization and realization on the Collateral shall be subject to the reasonable review and approval of the
Required Electing Lenders. Until such time as the requisite
Electing Lenders cause the Collateral Trustee to exercise
remedies against the Collateral upon a default, the Collateral
Trustee’s role shall be (i) to accept, enter into and hold the
Security Interests on behalf of the Electing Lenders and (ii) to act as agent of the Electing Lenders pursuant to the Collateral
Trust Agreement. All communication between Obligors and

RESTRUCTURE TERM SHEET

the Electing Lenders shall be direct and the Collateral Trustee shall not act as a conduit or intermediary between the Electing
Lenders and the Obligors. It is understood that any change in the role, obligations or liabilities of the Collateral Trustee shall be subject to the written agreement of the Required Electing
Lenders and the Collateral Trustee.

At Obligors’ sole expense, on or before the Restructure
Effective Date, Obligors shall provide Electing Lenders with the following, all of which shall constitute part of the
Collateral Closing Deliverables: (i) policies of title insurance insuring the first priority mortgage liens on each Collateral property in the amount of the appraised value set forth on
Schedule C (it being understood that Obligors (a) shall not be required to pay in excess of $81,000 for premium and search
fees related to all of such title policies, and any excess cost, if any, shall be, at Electing Lenders’ sole discretion, either (1)
payable by the Electing Lenders or (2) the policy amounts shall be adjusted accordingly, and (b) shall provide to the title
company customary affidavits reasonably acceptable to the
applicable title insurance companies); (ii) local counsel legal opinions relating to the Collateral (which local counsel legal opinions may be limited in scope to mortgage enforceability
and local counsel providing such opinions shall be permitted to limit the documents that they review in connection with such opinion to the form of mortgage and recording requirements
and assume complete enforceability of underlying obligations secured by mortgages) in form and from law firms reasonably
satisfactory to the Required Electing Lenders; and (iii)
evidence reasonably satisfactory to the Electing Lenders of
property and general liability insurance relating to the
Collateral to cover customary casualty or other losses (for
which insurance is generally available on commercially
reasonable terms and rates) as well as professional liability, if any, and all other insurance typically carried by Sunrise and/or its affiliates currently in the operation of its senior living facilities, if any, all of which name the Collateral Trustee and
Electing Lenders as additional insureds and loss payees.

Any default of a payment obligation due and owing from the
Obligors (or any of them) directly to the Electing Lenders (or any of them) under the Restructure Documents, whether in
connection with a disposition of the Collateral and/or the
German Collateral, the Obligors Recourse Liability or
otherwise, if not cured within five (5) business days of written notice of such default by the Electing Lenders, shall result in the Guaranteed Minimum Distribution becoming accelerated
and immediately due and payable by Sunrise. Any other

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material default by Obligors which remains uncured after
notice by the Collateral Trustee beyond ten (10) days with
regard to monetary defaults, and beyond thirty (30) days (with reasonable right to extend for not more than thirty (30)
additional days, with the exercise of diligence and dispatch)
under (i) the Restructure Agreement, (ii) the Restructure
Documents, including all mortgages, security instruments and other such material documents required under the Restructure
Agreement, (iii) the Restructure Notes, or (iv) the Sunrise
Undertaking, in each case related to the Obligors’ obligations to (a) use commercially reasonable efforts to sell, and/or (b)
preserve, protect and maintain the Collateral, shall result in the
Guaranteed Minimum Distribution becoming accelerated and
immediately due and payable by Sunrise. In such event,
Electing Lenders shall be permitted to take any and all action necessary to collect all amounts due and owing under the
Restructure Notes and Sunrise Undertaking, including, without limitation, foreclosing their interests in the Collateral.

The estimated value of the separate Collateral (the “Collateral
Value”) is set forth on Schedule C. The transaction documents in connection with the Restructure Agreement will include a
schedule setting forth a minimum gross sales price (“Release
Price”) for each separate piece or grouping of Collateral which shall be an amount agreed to by the Required Electing Lenders
(which in no event shall be less than 80% of the respective
Collateral Value). Obligors shall use their commercially
reasonable efforts and good faith to diligently take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Electing Lenders in doing all things commercially reasonably necessary, to sell, and thereafter to consummate, in a commercially reasonable manner, the sale of the Collateral. Obligors shall be obligated to accept, and shall thereafter work diligently to consummate, any bona fide offer to purchase, any separate Collateral for a sale price in cash equal to or better than the specified Release Price. At the
election of Electing Lenders (which have not disavowed or
repudiated this Restructure Term Sheet or the Restructure
Documents) holding at least two-thirds of the Ratable Share
Amounts of all such Electing Lenders, as such amounts may be adjusted pursuant to the terms hereof (the “Required Electing
Lenders”), communicated in writing to Obligors reasonably in advance of the Collateral Sale Deadline (as defined herein), the
Required Electing Lenders may request that Obligors accept
(subject to the approval of the Obligors in their sole
discretion), and if accepted by Obligors, Obligors shall
thereafter work diligently to consummate, any bona fide offer to purchase any separate piece of Collateral for a sale price in

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cash that is less than the Release Price; the Collateral Sale
Deadline shall be extended as reasonably necessary for any
closing for which Obligors have accepted any such bona fide
offer. The Electing Lenders will create a contact list for the
Electing Lenders respective point person to interact with the
Obligors and the Collateral Trustee, and to streamline the
issuance of reports and consent requests, including any
modifications or additions to any Release Price or any
approved sale procedures or transaction documents.

Promptly upon execution and delivery of the Lenders Release
and Discharge, Restructure Agreement and the Security
Interests and all other Restructure Documents, Obligors shall commence the above-described sale process. Obligors shall
supply Electing Lenders with all necessary documents to
enable the Electing Lenders to review and reasonably approve all aspects of the Obligors’ marketing plans, including
retention of additional brokers other than the approved brokers listed on Schedule D (the “Brokers”), and the terms of each
such brokerage or marketing agreement entered into with
respect to the Collateral. Electing Lenders shall also be
entitled to review and Required Electing Lenders shall
reasonably approve all material terms of any proposed sale
contract, including, without limitation, the identity and
financial ability of the proposed purchaser. Electing Lenders acknowledge that Obligors may retain Alvarez & Marsal as
financial advisor to Obligors, provided however that Obligors shall be solely responsible for payment of any fees and
expenses due and owing to Alvarez & Marsal and no such fees
and expenses shall be paid from the German Collateral or the
Collateral, or any proceeds thereof. Any affiliation between any proposed purchaser and any officer, director or shareholder of the Obligors or Lenders (the “Related Purchaser”) must be disclosed to the Electing Lenders in writing and Required
Electing Lenders must reasonably approve in writing the sale of any Collateral to a Related Purchaser.

All proceeds of the sale or other disposition of the Collateral, after deducting all commercially reasonable brokerage fees and expenses, recording, transfer and other transaction costs, all third party costs and expenses required to be borne by the
seller in any contract of sale and all other reasonable third party out of pocket fees, costs and expenses, specifically excluding any prorated taxes, operating or otherwise (collectively, the
“Third Party Sale Expenses”), incurred by Obligors in
connection with the sale transactions (collectively, the “Net
Sale Proceeds”), which such Third Party Sale Expenses shall
not exceed 6% of the purchase price of the Collateral, shall be

RESTRUCTURE TERM SHEET

distributed ratably to the Electing Lenders, in accordance with their Ratable Share or Adjusted Ratable Share, as applicable.
At least three (3) business days prior to the closing on the sale or other disposition of any portion of the Collateral, Obligors shall provide a draft closing statement to the Electing Lenders showing the total proceeds, the Net Sale Proceeds and the
amount of the Net Sale Proceeds to be distributed to each
Electing Lender. Such closing statement must be approved by
the Required Electing Lenders prior to such closing. All such sales or other dispositions shall be held through a title
insurance company acting as closing agent, which will
distribute all Net Sales Proceeds directly to the Electing
Lenders in accordance with the approved closing statement.
Notwithstanding anything herein to the contrary, all Net Sale
Proceeds shall be for the exclusive benefit of the Electing
Lenders, subject to the Obligors’ right to use the Non-Electing
Lender’s Ratable Share of such Net Sale Proceeds to settle or compromise the Claims of any Non-Electing Lender during the
pendency of the Non-Electing Lender Settlement Period.

5. Guaranteed Minimum Distribution:	Subject to the provisions hereof, Obligors shall ensure that the aggregate Guaranteed Minimum Distribution set forth in Schedule B with respect to all Collateral is paid to Electing
Lenders regardless of whether the Obligors are able to sell the
Collateral. If (A) the Obligors are unable to sell sufficient
Collateral to satisfy the Guaranteed Minimum Distribution on or before the expiration of thirty (30) months following the
Restructure Effective Date (the “Collateral Sale Deadline”),
which such Collateral Sale Deadline may be extended by
written notice from the Required Electing Lenders, or (B) the sale and liquidation of all of the Collateral prior to the
Collateral Sale Deadline results in payment to each Electing
Lender of less than the full amount of each Electing Lender’s respective Guaranteed Minimum Distribution, the Electing
Lenders shall have the right and obligation upon the approval of the Required Electing Lenders (the “Final Election”) either
(a) to require the Obligors to pay to each Electing Lender an amount equal to the difference between (i) the Guaranteed
Minimum Distribution payable to such Electing Lender and (ii)
the total payment to such Electing Lender resulting from the sale of the Collateral (the “Collateral Shortfall”) in cash
within the earlier to occur of the Collateral Sale Deadline or thirty (30) days following the closing of the sale of the last piece of Collateral (the “Final Collateral Sale”), and
simultaneously to cause the Collateral Trustee to reconvey to
Obligors and/or discharge and terminate of record all Security
Interests, and to terminate the Collateral Trust or (b) to retain all Net Sale Proceeds previously received by the Electing

RESTRUCTURE TERM SHEET

Lenders and require the Obligors to convey their respective
interests in and to the remaining Collateral to the Electing
Lenders or the Collateral Trustee on behalf of the Electing
Lenders, as directed; and in either event, simultaneously with such Final Election, Lenders and Collateral Trustee shall
unconditionally release Obligors from all further obligations and liabilities under the Restructure Transaction (including, without limitation, the Restructure Notes and Sunrise
Undertaking) and all definitive transaction documentation
(except for any indemnities that survive termination, including without limitation the Obligors Recourse Liability). If the sale and liquidation of the Collateral results in payment to each
Electing Lender of more than the full amount of each Electing
Lender’s respective Guaranteed Minimum Distribution (the
“Excess Collateral Proceeds”), such Excess Collateral
Proceeds shall be retained by such Electing Lender pursuant to
(i) the Restructure Notes up to the respective Electing Lender’s
Ratable Share Amount and (ii) the Sunrise Undertaking for all
Net Sales Proceeds paid to Electing Lenders in accordance
with each Electing Lenders Ratable Share or Adjusted Ratable
Share which exceeds such Electing Lender’s Restructure Note.

6. Sunrise Undertaking:	Sunrise separately shall enter into an agreement in favor of each Electing Lender (the “Sunrise Undertaking”) pursuant to which Sunrise (i) shall unconditionally assign to the Electing
Lender any right to receive its Ratable Share or Adjusted
Ratable Share, as applicable, of any and all Net Sales Proceeds notwithstanding that such Net Sales Proceeds may exceed such
Electing Lender’s Restructure Note and (ii) shall cause the
Obligors to promptly pay, or cause to be paid, to the Electing
Lenders (in accordance with each Electing Lenders Ratable
Share or Adjusted Ratable Share, as applicable) all such excess
Net Sales Proceeds as and when received on a property-by-
property basis.

7. Sunrise Common Stock:	On the Restructure Effective Date, as additional consideration for the Restructure Transaction, Sunrise shall issue to each
Electing Lender who becomes an Electing Lender on or prior
to the Restructure Effective Date a number of shares of
Sunrise’s common stock (the “Sunrise Common Stock”)
equal to (x) such Electing Lender’s Ratable Share multiplied by (y) 5,000,000; provided, however, that any Electing Lender that has executed the Restructure Term Sheet at least three
business days prior to the BofA Effective Date shall receive its respective share of Sunrise Common Stock on the BofA
Effective Date; provided, further that the BofA Effective Date shall not occur prior to October 28, 2009. Notwithstanding
anything herein to the contrary, in the event that the BofA

RESTRUCTURE TERM SHEET

Effective Date occurs earlier than seven (7) business days after the Term Sheet Effective Date, any Lender that becomes an
Electing Lender by executing the Restructure Term Sheet prior to the seventh (7th) business day after the Term Sheet Effective
Date, shall receive its respective share of Sunrise Common
Stock no later than three (3) business days after such Lender becomes an Electing Lender by executing the Restructure
Term Sheet.

Sunrise will represent and warrant to such Electing Lenders
that, upon issuance, the Sunrise Common Stock will be validly issued, fully paid and nonassessable.

The Sunrise Common Stock will be restricted stock under the
U.S. Securities Act of 1933, as amended (the “Securities
Act”). Each Electing Lender makes the representations and
warranties set forth on Exhibit C and will be required to make the same representations and warranties in the definitive
documentation (with references to “this Restructure Term
Sheet” in Exhibit C being revised to refer to the definitive agreement being executed).

Each Electing Lender may assign or transfer any portion or
amount of its Claims, provided however that any assignee of
the Claims must acknowledge, affirm and assume the
Restructure Term Sheet, or if the Restructure Effective Date
has occurred, the Restructure Documents.

8. Settlement Share Increase:	To the extent that the Obligors enter into any settlement, document, agreement or other arrangement with a Non-
Electing Lender to (i) settle, resolve or otherwise increase the amount of the Non-Electing Lender’s Designated Claims, the
Guaranteed Minimum Distribution or Claims above the
amount that the Non-Electing Lender would have received
hereunder as set forth on Schedule B, (ii) liquidate the Non-
Electing Lender’s Designated Claims or Claims against
Obligors, (iii) revise any Non-Electing Lender’s loan
documents in a manner that affects the Non-Electing Lender’s
Designated Claims or Claims, (iv) execute any new loan
documents with any Non-Electing Lender in a manner that
affects the Non-Electing Lender’s Designated Claims or
Claims, (v) provide any payment, distribution or pledge of
collateral on account of such Non-Electing Lender’s
Designated Claims or Claims, or (vi) take any other action to benefit the Non-Electing Lender on account of such Non-
Electing Lender’s Designated Claims or Claims that results in payment or distribution of cash, collateral or other value that exceeds the percentage distribution of the Electing Lenders’

RESTRUCTURE TERM SHEET

Designated Claims pursuant to the Ratable Share of the total
Collateral Value and resulting Guaranteed Minimum
Distribution (any such action, a “Non-Electing Share
Settlement”), Obligors shall notify the Electing Lenders in
writing, within five (5) business days of the closing of any such
Non-Electing Share Settlement, which notification shall
include all terms and conditions of the Non-Electing Share
Settlement.

Obligors may enter into Non-Electing Share Settlements at
their sole discretion. However, if Obligors shall enter into
Non-Electing Share Settlements with Lenders holding fifteen
percent (15%) or more in the aggregate of the Designated
Claims set forth on Schedule B, Obligors shall be required to increase the Guaranteed Minimum Distribution to all Electing
Lenders who have executed this Restructure Term Sheet to the same weighted average percentage recovery provided to Non-
Electing Lenders who have entered into Non-Electing Share
Settlements (the “Settlement Share Increase”).
Notwithstanding the above, in no case shall the Guaranteed
Minimum Distribution payment amount to Electing Lenders be
diminished.

9. Obligors' Maintenance and Use of Collateral:	Obligors shall preserve, protect and maintain the Collateral in good operating order in accordance with past practices, and shall not suffer or permit any liens or encumbrances thereon, except for permitted encumbrances reasonably approved by
Electing Lenders and all Permitted Encumbrances set forth on
Schedule E attached hereto, which shall include without
limitation the lien of taxes not yet due and payable; all
easements, rights of way, zoning and land use laws and
restrictions, development agreements, declarations, covenants, conditions and restrictions, and similar encumbrances; all
mechanics, vendors and other statutory liens, where there are good faith disputes that are being litigated or otherwise
resolved (Obligors being required to provide evidence of such dispute and resolution) incurred in the ordinary course of
business, which in the aggregate do not exceed $200,000 (the
“Permitted Mechanics Liens”); and any state of facts an
accurate survey or inspection of the respective Collateral
would show. All mechanics, vendors and other statutory liens
(other than inchoate landlord’s liens) which are not Permitted
Mechanics Liens shall be removed or bonded over by Obligors
at the earlier of (i) five (5) business days prior to a sale of the respective collateral or (ii) within sixty (60) days of their appearance of record at Obligors expense. Obligors shall
remain responsible for all taxes and insurance accruing on the
Collateral prior to the sale of the Collateral whether payable

RESTRUCTURE TERM SHEET

before or after such sale. Prior to the sale of the Collateral,
Obligors shall be responsible for payment of all operating
expenses, necessary capital expenditures and all other
obligations associated with the Collateral, including without limitation payment of all claims associated with the Collateral and shall fulfill all usual and customary obligations (including any standard representations negotiated by Obligors) required under standard sale agreements with bona fide purchasers of
the type of Collateral being sold as-is, where-is, with all faults and subject to such seller obligations for prorations,
adjustments and other payments, which arise prior to the
respective sale, excluding any surviving indemnification
obligations. All such expenses, liabilities or obligations
accruing or payable after the sale of the Collateral shall be prorated between the Obligors and the applicable buyer.
Obligors shall be liable for all Obligors Recourse Liability relating to the Collateral. Upon the election of the Lenders to acquire the Obligors’ interests in the remaining Collateral, and transfer of the Collateral to Lenders pursuant to Section 5, all of the foregoing obligations of Obligors with respect to the remaining Collateral shall terminate for any liabilities which accrue after the date of the transfer.

Except upon the occurrence and during the continuance of an
Event of Default as defined in the Restructure Agreement,
Obligors shall have the right to use and operate the Collateral in the ordinary course of business, provided however that from and after execution of the Restructure Agreement and until the closing of the sale of the respective Collateral, to the extent that any Collateral generates income (the “Collateral
Income”) in excess of all ordinary, commercially reasonable
and customary third party, out of pocket expenses of operating the Collateral, which are supported by monthly financial
statements, including without limitation proceeds from
settlements, judgments, payments or other recoveries from
litigation or claims relating to any of the Collateral (the
“Excess Income”), the Excess Income will be segregated by
the Obligors for payment of any fees, expenses or costs of
operating, maintaining or using the Collateral pending the
closing of the sale of the Collateral and for payment of the
Third Party Sale Expenses associated with the sale of any of the Collateral, provided that any such Excess Income used for
Third Party Sale Expenses shall not affect the 6% cap on Third
Party Sale Expenses. Obligors shall provide to Electing
Lenders monthly financial statements on all Collateral on or before the last day of the following month for the immediately preceding month. Electing Lenders shall maintain a first
priority, perfected security interest in all deposit accounts in

RESTRUCTURE TERM SHEET

which Obligors deposit the Collateral Income, subject to
Obligors’ rights to use the same as above provided.

On or before the execution of the Restructure Term Sheet,
Obligors shall have provided access to or delivered to Electing
Lenders all information in Obligors’ possession or control
relating to title reports, title updates, title searches, Phase 1 environmental reports, engineering reports, market studies,
appraisals, pending development or construction contracts,
information on all pending litigation related to or involving the
Collateral, all applicable contracts, surveys, zoning, site plans, specifications, permitted uses, permits and licenses, applicable development orders, and any other third party reports relating to the Collateral (collectively, the “Collateral Reports”). On or before the Restructure Effective Date, Obligors shall deliver to Electing Lenders the following (together with the designated items in Paragraph 4, the “Collateral Closing Deliverables”):
copies of all other new or updated Collateral Reports as
required hereunder, provided that (i) Obligors shall have no obligation to prepare or cause to be prepared new or updated
Collateral Reports (except as provided herein) and (ii) the
Electing Lenders may at their own expense prepare or procure the preparation of new or updated Collateral Reports. The
Obligors have provided or promptly shall provide to the
Collateral Trustee and the Electing Lenders reliance letters with respect to the 2009 appraisals of the Collateral in form reasonably acceptable to the Electing Lenders, each issued by the applicable appraiser; and new Phase 1 environmental
reports which may be relied upon by Electing Lenders and the
Collateral Trustee (or updates of existing Phase 1s and reliance letters in favor of the Electing Lenders in respect of the
Collateral properties). All of the foregoing shall be at the sole expense of Obligors.

10. Unwind of Transactions:	In the event of the commencement of any bankruptcy or other insolvency proceeding by or against Sunrise, German
Borrowers or any other Obligor transferring the Collateral to the Collateral Trust (an “Insolvency Proceeding”) and to the
extent that any court in an Insolvency Proceeding (i) enters a final, non-appealable order and (ii) in the case of the German
Borrowers only, such final, nonappealable order is found to be enforceable and binding in a final, nonappealable order in a court in the United States (a “Final Court Order”) avoiding
any part (in a manner adverse to the Electing Lenders), or all of, the Restructure Transaction, including any or all sales or dispositions of Collateral which may have occurred up to and including such date, and the payment or receipt of all Net Sale
Proceeds thereof, as the case may be, then the parties hereto

RESTRUCTURE TERM SHEET

acknowledge and agree that, as part of the voluntary, bargained and knowing consideration for, and as an inducement to, the
parties to execute this Restructure Term Sheet, all provisions of this Restructure Transaction shall be unwound, including
without limitation the return to the Obligors and/or their
bankruptcy estate, as the case may be, of all Collateral
deposited with the Collateral Trustee and/or sold or disposed to the Obligors and the restoration and reinstatement of all
liability due and owing by Obligors to the respective Electing
Lender to the full extent of Obligors’ liability provided under the Designated Loan Documents, which restored Claim may
exceed the amount of the Designated Claims set forth herein
(collectively, the “Unwind Procedures”), provided however,
for the avoidance of doubt, the closing of the German
Collateral Sale and the application of the German Collateral
Proceeds by the German Lenders shall not be subject to the
Unwind Procedures. Sunrise acknowledges and agrees that,
whether or not the German Lenders’ Loan Documents are
released, in the event that the Unwind Procedures are
instituted, the Claims of the Electing Lenders shall be restored to the full amount of the Designated Claims plus any interest, fees or other charges that may have accrued thereon pursuant to the Designated Loan Documents whether or not such
Designated Loan Documents were released; provided, further,
that in no event shall any release or assignment of any German
Loans prior to any Insolvency Proceeding adversely impair or prejudice any of the Designated Claims.

In connection with an Insolvency Proceeding, the parties agree that any other party hereto may file a copy of the Restructure
Term Sheet, the Restructure Agreement and any other
document evidencing, referring or relating to the Restructure
Transaction with any court or recording office as written
evidence of the knowing, voluntary, and bargained agreement
of the parties to implement the Unwind Procedures upon the
entry of a Final Court Order.

11. Tax Treatment:	At the request of the other party, the Obligors and the Electing Lenders shall endeavor to design and implement the transactions set forth herein, including without limitation the
German Collateral Sale, in a manner so as to minimize
potential negative tax consequences to both parties, provided that for the avoidance of doubt, all taxes (excepting any
income taxes owed by the Electing Lenders) shall be borne by
Obligors, and such endeavor by the Electing Lenders shall not require any undertaking by Electing Lenders that impairs such
Electing Lenders’ legal rights with respect to the Collateral

RESTRUCTURE TERM SHEET

and/or German Collateral or collection of the same.

12. Sunrise Credit Agreement Agent Approval:	The written consent of Bank of America, in its capacity as Administrative Agent, to the Restructure Agreement is a condition (the “BofA Condition”) to the effectiveness of the
Restructure Transaction. Sunrise shall diligently pursue such written consent from Bank of America in good faith.

13. Legal Opinion:	At Sunrise’s expense and as a condition to the Electing Lenders’ obligation to enter into the Restructure Transaction, legal counsel for Sunrise will deliver an enforceability and authority opinion to the Electing Lenders concerning the
Restructure Agreement in a form reasonably acceptable to
Electing Lenders in their sole discretion. The legal opinion shall be customary and reasonable in all respects given the
nature and size of the transaction.

14. Waiver of Defenses:	The Obligors agree to forever waive and not assert or raise any defenses to their obligations in respect of the Restructure
Consideration on account of (i) the Electing Lenders’
execution and delivery of the Lenders Release and Discharge;
and (ii) any German Collateral Sale, including, without
limitation, any release agreements executed in connection
therewith and any assignment and transfer of the residual
German Loans. Language that is reasonably satisfactory to the
Electing Lenders evidencing this waiver of defenses shall be included in the Restructure Documents and any documentation
relating to a German Collateral Sale.

15. Corporate Authority/Execution:	On or prior to execution of this Restructure Term Sheet, Sunrise shall provide authorization of its Board of Directors for Sunrise to execute the Restructure Term Sheet and, together with the Obligors, enter into the Restructure Transaction. On the Restructure Effective Date, Sunrise shall and shall cause
Obligors to provide resolutions authorizing the execution of the definitive documentation contemplated hereby. Prior to
execution of this Restructure Term Sheet, Sunrise shall provide a secretary’s certificate attesting to the incumbency of the signatory of this Restructure Term Sheet and the definitive
documentation contemplated hereby.

16. Monthly Updates:	From and after the Restructure Effective Date, Obligors, Brokers and Collateral Trustee shall participate in monthly update calls with Electing Lenders to discuss, inter alia, the status of the sale of the Collateral.

17. Choice of Law:	The terms and provisions of the Restructure Transaction,
including without limitation this Restructure Term Sheet and

RESTRUCTURE TERM SHEET

the Restructure Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New
York without regard to conflict of law principles.

18. Jurisdiction:	Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New
York and of any federal court located therein, in connection with any suit, action or other proceeding arising out of or
relating to this Restructure Term Sheet or the transactions
contemplated hereby.

19. Jury Waiver:	OBLIGORS AND ELECTING LENDERS WAIVER ANY
RIGHT THAT EACH OF THEM MAY HAVE TO A TRIAL
BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF,
DEMAND, ACTION OR CAUSE OF ACTION ARISING
OUT OF OR IN ANY WAY RELATED TO THE
RESTRUCTURE TERM SHEET, THE RESTRUCTURE
AGREEMENT OR THE RESTRUCTURE TRANSACTION,
OR THE EXERCISE OF ANY PARTY’S RIGHTS AND
REMEDIES UNDER THE RESTRUCTURE TERM SHEET,
THE RESTRUCTURE AGREEMENT OR THE
RESTRUCTURE TRANSACTION, OR THE CONDUCT OR
THE RELATIONSHIP OF THE PARTIES HERETO, IN ALL
OF THE FOREGOING CASES WHETHER NOW
EXISTING OR HEREAFTER ARISING AND WHETHER
SOUNDING IN CONTRACT, TORT OR OTHERWISE.
THE PARTIES AGREE THAT ANY OTHER PARTY
HERETO MAY FILE A COPY OF THIS RESTRUCTURE
TERM SHEET WITH ANY COURT AS WRITTEN
EVIDENCE OF THE KNOWING, VOLUNTARY, AND
BARGAINED AGREEMENT OF THE PARTIES
IRREVOCABLY TO WAIVE THEIR RESPECTIVE
RIGHTS TO TRIAL BY JURY AS AN INDUCEMENT TO
THE EXECUTION OF THE RESTRUCTURE TERM SHEET
HEREUNDER AND TO PROCEED WITH THE
RESTRUCTURE TRANSACTION, AND THAT, TO THE
EXTENT PERMITTED BY APPLICABLE LAW, ANY
DISPUTE OR CONTROVERSY WHATSOEVER
(WHETHER OR NOT MODIFIED HEREIN) BETWEEN
OBLIGORS AND ELECTING LENDERS SHALL INSTEAD
BE TRIED IN A COURT OF COMPETENT JURISDICTION
BY A JUDGE SITTING WITHOUT A JURY.

20. Consideration:	The Obligors and Electing Lenders acknowledge and agree that the mutual agreements proposed herein, together with other
good and valuable consideration the receipt and sufficiency of which are herein acknowledged, constitute adequate and
sufficient consideration herein and for the proposed

RESTRUCTURE TERM SHEET

Restructure Transaction. Electing Lenders and Obligors agree that the proposed terms of the Restructure Transaction as
provided herein constitute reasonably equivalent value and
consideration to each Obligor and Electing Lender, based on
Electing Lenders’ agreement to withhold taking action to
prosecute and liquidate the Designated Claims against one or more of the Obligors and receiving adequate security and other consideration therefor. The value and benefit to each Obligor individually, and to the global enterprise of all Obligors, of the proposed Restructure Transaction is hereby acknowledged and
each Obligor agrees that the Restructure Agreement is in the best interest of each Obligor and all of the Obligors. Obligors and Electing Lenders agree that the proposed terms of the
Restructure Transaction as set forth in the Restructure
Agreement were negotiated in good faith and without collusion of any kind.

21. Joint and Several Liability:	All obligations and liabilities of the Obligors described in this Restructure Term Sheet and all documents and instruments contemplated hereby shall be joint and several.

22. Specific Performance:	Each of the Obligors, on the one hand, and the Electing Lenders, on the other hand, agree that irreparable damage would occur and that such parties would not have any adequate remedy at law in the event that the Restructuring Transaction fails to close in accordance with the terms and conditions of this Restructure Term Sheet. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the parties’ obligations to negotiate,
execute and deliver the Restructure Documents and close the
Restructure Transaction, each in accordance with the terms of this Restructure Term Sheet, and to specific performance of
such obligations, in addition to any other remedy at law or in equity; provided, however, after the BofA Effective Date, none of the parties shall have any right to terminate this Restructure
Term Sheet.

23. Legal Fees:	On the Restructure Effective Date, Obligors shall pay all reasonable legal fees and expenses incurred by counsel for
Capmark and Natixis in drafting, negotiating and executing the
Restructure Term Sheet and the Restructure Documents;
provided that such legal fees and expenses shall not exceed
$500,000.

[Signature Pages Follow]

RESTRUCTURE TERM SHEET

     IN WITNESS WHEREOF, the parties hereto have caused this Restructure Term Sheet to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

SUNRISE SENIOR LIVING, INC.

By: /s/ Mark S. Ordan
Name: Mark S. Ordan
Title: Chief Executive Officer

RESTRUCTURE TERM SHEET

CAPMARK FINANCE INC.

By: /s/ William E. Shine
Name: William E. Shine
Title: Executive Vice President

RESTRUCTURE TERM SHEET

NATIXIS, LONDON BRANCH

By: /s/ David Newby
Name: David Newby
Title: Managing Director

By: /s/ Gregoire Hennekinne
Name: Gregoire Hennekinne
Title: Director

RESTRUCTURE TERM SHEET

SCHEDULE A

RESTRUCTURE TERM SHEET

SCHEDULE B

RESTRUCTURE TERM SHEET

SCHEDULE C

COLLATERAL

(in $000's)

	Site	State	Country	Type	Asset Value (est.)	Value
1	Aurora, Co	CO	USA	Land	$450	Appraisal
2	Beaconsfield, QU (Excess land)	QC	CAD	Land	2,000	Appraisal
3	Boynton Beach, FL	FL	USA	Land	3,460	Appraisal
4	DDO, QU (Excess land)	QC	CAD	Land	1,733	Appraisal
5	Farmington Hills, MI	MI	USA	Land	900	Appraisal
6	Holbrook, NY (Excess land)	NY	USA	Land	1,200	Appraisal
7	Napa, CA	CA	USA	Land	2,400	Appraisal
8	New Orleans, LA	LA	USA	Land	415	Appraisal
9	Saanich, BC	BC	CAD	Land	1,843	Appraisal
10	Sherbrooke, QU	QC	CAD	Land	1,622	Appraisal
11	Shorewood, WI	WI	USA	Land	2,660	Appraisal
12	West Orange	NJ	USA	Land	1,400	Appraisal
13	Burlingame	CA	USA	Construction	10,900	Appraisal
14	Torrance	CA	USA	Construction	12,300	Appraisal
15	Dunwoody, Sunrise of	GA	USA	Building	2,000	Appraisal
16	Eastover, Sunrise of	NC	USA	Building	9,100	Appraisal
17	Hamilton, Sunrise at	OH	USA	Building	5,700	Appraisal
18	Shaker Heights, Sunrise at	OH	USA	Building	5,300	Appraisal
19	Webster House	CA	USA	Building	2,100	Appraisal
20	Lorton Station, Sunrise at	VA	USA	Closed	4,400	Appraisal
21	Plymouth (Cash)	MI	USA	Cash	1,000	N/A
Total					**$72,883**

RESTRUCTURE TERM SHEET

SCHEDULE D

APPROVED BROKERS

Marcus & Millichap CB Richard Ellis

RESTRUCTURE TERM SHEET

SCHEDULE E